                                                                   Exhibit 10.28

                               AMENDMENT NO. 1 TO
                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT"), dated as of March 31, 1999, is entered into by and among:

                  (1) BMC WEST CORPORATION, a Delaware corporation ("BORROWER");

                  (2) Each of the financial institutions from time to time listed in SCHEDULE I TO THE CREDIT AGREEMENT referred to in RECITAL A below (collectively, the "BANKS"); and

                  (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and operating under the laws of the United States, as agent for the Banks (in such capacity, "AGENT").

                                    RECITALS

         A. Borrower, the Banks and Agent are parties to a Third Amended and Restated Credit Agreement, effective as of September 30, 1998 (the "CREDIT AGREEMENT").

         B. Borrower has requested the Banks and Agent to amend the Credit Agreement in certain respects.

         C. The Banks and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and Agent hereby agree as follows:

         1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in SECTION I OF THE CREDIT AGREEMENT shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in PARAGRAPH 5 below, the Credit Agreement is hereby amended as follows:

                           (a) PARAGRAPH 2.02 is hereby amended as follows:

                           (i) SUBPARAGRAPH 2.02(d)(i) is hereby amended to substitute "Commitment On and After Scheduled Reduction Date" for "Proportionate Share On and After Scheduled Reduction Date."

                           (ii) A new SUBPARAGRAPH 2.02(e) is hereby added as follows:

                           "(e) ADMISSION OF ADDITIONAL BANKS. At the request of Borrower, one or more banks or financial institutions may become parties to this Agreement as Banks (each an "ADDITIONAL BANK") with Commitments which do not exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate; PROVIDED, that (i) Agent and the Required Banks consent to each Additional Bank becoming a party to this Agreement and (ii) each Additional Bank agrees to be bound by this Agreement as it would have been if it had been an original Bank party hereto and agrees to perform in accordance with their terms all of the obligations which are required under the Credit Documents to be performed by it as a Bank. On the date any Additional Bank becomes a party to this Agreement, the Total Commitment shall be increased by the Commitment of such Additional Bank and the Proportionate Shares of the other Banks shall be ratably reduced. If on the date any Additional Bank becomes a party to this Agreement any other Bank has Revolving Loans and Drawing Payments outstanding which are greater than such other Bank's Proportionate Share of all Revolving Loans and Drawing Payments outstanding on such date, such other Bank shall assign to such Additional Bank and such Additional Bank shall assume and pay to such other Bank on such date the principal amount by which such other Bank's Revolving Loans and Drawing Payments are greater than its Proportionate Share of the aggregate principal amount of all Revolving Loans and Drawing Payments outstanding on such date and accrued interest on the amount of such Revolving Loans and Drawing Payments assigned and assumed shall be allocated between such other Bank and such Additional Bank as of the date such payment was made by such Additional Bank."

                           (b) SUBPARAGRAPH 5.01(i) is hereby amended to read in full as follows:

                           "(i) NET WORTH. Borrower will maintain, at all times, a Net Worth in an amount of not less than the sum of (i) 80% of $180,250,000 (Borrower's Net Worth as of December 31, 1998) PLUS (ii) seventy-five percent (75%) of the net cash proceeds of the issuance of all capital stock of Borrower and all capital contributions from Parent (whether or not stock is issued in connection with such contribution) from and after December 31, 1998 through and including the date immediately preceding the date on which such Net Worth is to be determined, PLUS (iii) fifty percent (50%) of the cumulative Net Incomes for all fiscal quarters from and after December 31, 1998 through and including the fiscal quarter immediately preceding the date on which such Net Worth is to be determined; PROVIDED, HOWEVER, that in calculating any amount under the preceding CLAUSE (III), any fiscal quarter for which Net Income was negative shall be excluded."

                           (c) PARAGRAPH 8.05 of the Credit Agreement is hereby amended as follows:

                  (i) The second and third sentences of SUBPARAGRAPH 8.05(c) are hereby amended in their entirety as follows:

         "Upon such execution, delivery, acceptance and recording of each Assignment and Assumption Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment and Assumption Agreement, (A) each Assignee Bank thereunder shall be a Bank hereunder with a Commitment as set forth on ATTACHMENT 1 TO SUCH ASSIGNMENT AND ASSUMPTION AGREEMENT and shall have the rights, duties and obligations of such a Bank under this Agreement and the other Credit Documents, and
         (B) the Assignor Bank thereunder shall be a Bank with a Commitment as set forth on ATTACHMENT 1 TO SUCH ASSIGNMENT AND ASSUMPTION AGREEMENT, or, if the Commitment of the Assignor Bank has been reduced to $0, the Assignor Bank shall cease to be a Bank; PROVIDED, HOWEVER, that each Assignor Bank shall nevertheless be entitled to the benefits of any provision of this Agreement which by its terms survives termination of this Agreement with respect to matters occurring before the Assignment Effective Date. Each Assignment and Assumption Agreement shall be deemed to amend SCHEDULE I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Bank, the deletion of each Assignor Bank which reduces its Commitment to $0 and the resulting adjustment of Commitments arising from the purchase by each Assignee Bank of all or a portion of the rights and obligation of an Assignor Bank under this Agreement and the other Credit Documents."

                  (ii) SUBPARAGRAPH 8.05(d) is hereby amended to add "and the Commitments" after "the Proportionate Shares" where such phrase appears in the first sentence.

                  (iii) SUBPARAGRAPH 8.05(e) is hereby amended to add "and Commitments" after "Proportionate Shares" where such phrase appears in the second sentence.

                  (d) SCHEDULE I to the Credit Agreement is hereby amended by deleting the columns opposite each Bank's name entitled "Proportionate Share Before Scheduled Reduction Date" and "Proportionate Share On and After Scheduled Reduction Date" and substituting the following:


                                             COMMITMENT BEFORE SCHEDULED         COMMITMENT ON AND AFTER SCHEDULED
BANK                                                REDUCTION DATE                         REDUCTION DATE
----                                         ----------------------------        ---------------------------------
Wells Fargo Bank, National Association                $35,000,000                            $25,000,000

U.S. Bank National Association                        $35,000,000                            $25,000,000


KeyBank National Association                          $30,000,000                            $20,000,000


                  (e) SCHEDULE II to the Credit Agreement is hereby amended by changing the definitions of the terms "APPLICABLE MARGIN," "COMMITMENT," "COMMITMENT MARGIN," "PROPORTIONATE SHARE," "SCHEDULED REDUCTION DATE" and "TOTAL COMMITMENT" set forth therein to read in their entirety as follows:

                           "APPLICABLE MARGIN" shall mean for any Interest Period on any Revolving LIBOR Loan or for any Revolving Base Rate Loan, the per annum rate determined in accordance with the following schedule:


                                                        APPLICABLE
                                                          MARGIN                       APPLICABLE MARGIN
                                                         REVOLVING                         REVOLVING
                    EBITDA RATIO                         LIBOR LOAN                      BASE RATE LOAN
                    ------------                        -----------                     -----------------
         1.  less than 2.00 to 1.00                        1.000%                                0%
         2.  2.00 to 1.00 to 2.75 to                       1.250%                            0.250%
             1.00
         3.  2.76 to 1.00 to 3.00 to                       1.625%                            0.625%
             1.00
         4.  3.01 to 1.00 to 3.49 to                       2.000%                            1.000%
             1.00
         5.  3.50 to 1.00 or greater                       2.250%                            1.250%


         The EBITDA Ratio shall be calculated quarterly on a rolling four quarters basis based upon Borrower's quarterly consolidated financial statements delivered in accordance with SUBPARAGRAPH 5.01(c)(ii) of this Agreement. Once the EBITDA Ratio has been determined, the Applicable Margin corresponding to such EBITDA Ratio as set forth above shall apply from and including the third (3rd) Business Day following the delivery of the applicable quarterly financial statements from which such EBITDA Ratio has been determined to but excluding the third
         (3rd) Business Day following the delivery of the next quarterly financial statements under SUBPARAGRAPH 5.01(c)(ii) of this Agreement at which time such new EBITDA Ratio and related Applicable Margin shall be determined and apply. With respect to any Revolving LIBOR Loan, the Applicable Margin in effect (pursuant to the preceding sentence) on the first day of any Interest Period shall apply during the entire Interest Period. With respect to any Revolving Base Rate Loan, the Applicable Margin shall change from time to time as determined pursuant to the second preceding sentence.

                           "COMMITMENT" shall mean, with respect to each Bank,
         (i) before the Scheduled Reduction Date, the Dollar amount set forth under the caption "Commitment Before Scheduled Reduction Date" opposite such Bank's name on SCHEDULE I, (ii) on or after the Scheduled Reduction Date, the Dollar amount set forth under the caption "Commitment On and After the Scheduled Reduction Date" opposite such Bank's name on SCHEDULE I, and (iii) if such Commitment is changed, such Dollar amount as may be set forth for such Bank in the Register.

                           "COMMITMENT MARGIN" shall mean, for any period, a per annum rate determined in accordance with the following schedule:


                                                          Commitment
              EBITDA RATIO                                  MARGIN
              ------------                                ----------
              1.       less than 2.00 to 1.00               0.250%
              2.         2.00 to 1.00                       0.250%
                  to     2.75 to 1.00
              3.         2.76 to 1.00                       0.375%
                  to     3.00 to 1.00
              4.       greater than 3.00 to 1.00            0.500%


         The EBITDA Ratio shall be calculated quarterly on a rolling four quarters basis based upon Borrower's quarterly consolidated financial statements delivered in accordance with SUBPARAGRAPH 5.01(c)(ii). Once the EBITDA Ratio has been determined, the Commitment Margin corresponding to such EBITDA Ratio as set forth above shall apply from and including the third (3rd) Business Day following the delivery of the applicable financial statements from which such EBITDA Ratio has been determined to but excluding the third (3rd) Business Day following the delivery of the next quarterly financial statements under SUBPARAGRAPH 5.01(c)(ii) at which time such new EBITDA Ratio and related Applicable Margin shall be determined and apply.

                           "PROPORTIONATE SHARE" shall mean, with respect to
any Bank:

                           (i) At any time prior to the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (x) such Bank's Commitment at such time TO (y) the Total Commitment at such time; and

                           (ii) At any time after the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (x) the aggregate principal amount of all of such Bank's Loans outstanding at such time TO (y) the aggregate principal amount of all Banks' Loans outstanding at such time.

                           "SCHEDULED REDUCTION DATE" shall mean August 31,
1999.

                           "TOTAL COMMITMENT" shall have the meaning given to that term in SUBPARAGRAPH 2.02(a), subject to any reduction pursuant to SUBPARAGRAPHS 2.02(c) AND 2.02(d) or any increase pursuant to SUBPARAGRAPH 2.02(e).

                  (f) EXHIBIT F to the Credit Agreement is hereby amended as follows:

                  (i) PARAGRAPH 2 is hereby amended to substitute "Commitment" for

         "Proportionate Share" where such term appears in the last sentence thereof.

                  (ii) ATTACHMENT 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT is hereby amended to substitute "Commitments" for "Proportionate Shares" where such term appears in the caption.

         3. CONSENT TO DISTRIBUTION. Subject to the satisfaction of the conditions set forth in PARAGRAPH 5 below, the Banks hereby consent to (i) the distribution by Borrower to Parent of inventory and equipment of Borrower located at the Borrower's facility in Phoenix, Arizona and cash in the amount necessary to enable Parent to acquire forty-nine percent (49%) of Knipp Brothers Industries LLC ("KBI") notwithstanding SUBPARAGRAPH 5.02(e) of the Credit Agreement; and (ii) the loan (the "Knipp Loan") by Borrower to Parent in an amount not to exceed $5,000,000 notwithstanding SUBPARAGRAPH 5.02(f) of the Credit Agreement PROVIDED, that (x) the total amount of such cash distribution does not exceed $33,000,000, the fair value of such inventory and equipment distribution does not exceed $3,000,000 and the principal amount Knipp Loan does not exceed $5,000,000, (y) the Knipp Loan is evidenced by an unsubordinated note of Parent bearing interest at market rates and payable in full on or before October 31, 1999 and (z) proceeds of the Knipp Loan are used by Parent solely to provide working capital funding to KBI.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Banks that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in PARAGRAPH 2 above, the following are true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of Borrower set forth in PARAGRAPH 4.01 OF THE CREDIT AGREEMENT and in the other Credit Documents are true and correct as of the Effective Date;

                  (b) No Event of Default or Default has occurred and is continuing;

                  (c) The aggregate principal amount of the Outstanding Credit on the Effective Date does not exceed the Borrowing Base; and

                  (d) Each of the Credit Documents remains in full force and effect in accordance with its terms.

(Without limiting the scope of the term "Credit Documents," Borrower expressly acknowledges in making the representations and warranties set forth in this PARAGRAPH 4 that, on and after the date hereof, such term includes this Amendment.)

         5. EFFECTIVE DATE. The amendments effected by PARAGRAPH 2 above and the consent given by PARAGRAPH 3 above shall become effective as of March 31, 1999 (the "EFFECTIVE DATE"), subject to receipt by Agent and the Banks of the following before any distribution is made by Borrower to Parent in connection with the acquisition by Parent of an interest in Knipp Brothers

Industries LLC, each in form and substance satisfactory to Agent, the Banks and their respective counsel:

                  (a) This Amendment duly executed by Borrower, each Bank and Agent;

                  (b) Amendment No.1 to Continuing Guaranty, dated the Effective Date and duly executed by Parent, each Bank and Agent;

                  (c) A Certificate of the Secretary of Borrower, certifying that (i) the Certificate of Incorporation and Bylaws of Borrower, in the form delivered to Agent in connection with the Credit Agreement, are in full force and effect and have not been amended, supplemented, revoked or repealed since September 30, 1998, and (ii) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Amendment and the consummation of the transactions contemplated hereby;

                  (d) Amendment fees paid to Agent for the benefit of each Bank in an amount equal to 0.25% of the amount by which such Bank's Commitment would have been reduced on March 31, 1999, if the Scheduled Reduction Date had not been extended as provided in PARAGRAPH 2 of this Amendment; and

                  (e) Such other evidence as Agent or any Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

         6. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

         7. MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) HEADINGS. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

                  (d) MARGINS. The parties acknowledge that as of December 31, 1998, the Borrower's EBITDA Ratio was between 2.00 to 1.00 and 2.75 to
         1.00 and that therefore the Applicable Margin for Revolving LIBOR Loans is 1.25%, the Applicable Margin for Revolving Base Rate Loans is 0.25% and the Commitment Margin is 0.25%.


                         [Remainder of page left blank.]

         IN WITNESS WHEREOF, Borrower, Agent and the Banks have caused this Amendment to be executed as of the day and year first above written.

BORROWER:                         BMC WEST CORPORATION

                                  By:     /s/ ELLIS C. GOEBEL
                                     ------------------------------------------
                                      Name:   ELLIS C. GOEBEL
                                      Title:  Senior VP - Finance & Treasurer


AGENT:                            WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION, as Agent


                                  By:    /s/ ALFRED ARTIS AND DONALD A. HARTMAN
                                     ------------------------------------------
                                      Name:  DONALD A. HARTMANN
                                      Title: Senior Vice President
                                      Name:  ALFRED ARTIS
                                      Title: Vice President


BANKS:                            WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION

                                  By:    /s/ ALFRED ARTIS AND DONALD A. HARTMAN
                                     ------------------------------------------
                                      Name:  DONALD A. HARTMANN
                                      Title: Senior Vice President
                                      Name:  ALFRED ARTIS
                                      Title: Vice President


                                  KEYBANK NATIONAL ASSOCIATION

                                  By:    /s/ KEVIN P. MCBRIDE
                                     ------------------------------------------
                                      Name:  KEVIN P. MCBRIDE
                                      Title: Vice President


                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:    /s/ JAMES W. HENKEN
                                     ------------------------------------------
                                      Name:  JAMES W. HENKEN
                                      Title: Vice President

                                    EXHIBIT A

                               AMENDMENT NO. 1 TO
                               CONTINUING GUARANTY

         THIS AMENDMENT NO. 1 TO CONTINUING GUARANTY (this "AMENDMENT"), dated as of March 31, 1999, is entered into by and among:

                  (1) Building Materials Holding Corporation, a Delaware corporation ("GUARANTOR");

                  (2) Each of the financial institutions from time to time listed in SCHEDULE I TO THE CREDIT AGREEMENT referred to in RECITAL A below (collectively, the "BANKS"); and

                  (3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized and operating under the laws of the United States, as agent for the Banks (in such capacity, "AGENT").

                                    RECITALS

         A. BMC West Corporation, a Delaware corporation and a wholly owned subsidiary of Guarantor ("Borrower"), the Banks and Agent are parties to a Third Amended and Restated Credit Agreement, effective as of September 30, 1998, as amended by Amendment No.1 thereto dated the date hereof (the "CREDIT AGREEMENT AMENDMENT"), such Credit Agreement, as so amended being referred to as the "CREDIT AGREEMENT".

         B. Borrower and Guarantor have requested the Banks and Agent to amend the Credit Agreement in certain respects and to consent to certain transactions as described in the Credit Agreement Amendment

         C. The Banks and Agent are willing so to amend the Credit Agreement and to grant such consent provided that the Guaranty is amended upon the terms set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor, the Banks and Agent hereby agree as follows:

         1. DEFINITIONS, INTERPRETATION. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the guaranty as amended by this Amendment.

         2. AMENDMENTS TO GUARANTY. The guaranty is hereby amended as follows:

                  (a) Section 6(c) of the Guaranty is deleted.

                  (b) New Sections 6(c), (d), (e), (f) and (g) are added to the Guaranty as follows:

                  (c) LIENS. Guarantor shall not, nor shall it permit any Subsidiary to, create, incur, assume or permit to exist any Lien on or with respect to its assets or property of any character, whether now owned or hereafter acquired, except for the following permitted liens:
         (i) Liens relating to precautionary Uniform Commercial Code filings under true leases of equipment, PROVIDED, HOWEVER, that such Liens shall not be extended to any other property of Guarantor; (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, suppliers', tax, assessment, governmental and other like Liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, or are being contested in good faith by appropriate proceedings; provided that provision is made to the satisfaction of Agent and the Banks for the eventual payment thereof in the event it is found that such is payable by Guarantor or any Subsidiary; (iii) Liens arising in connection with worker's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts; (iv) judgment Liens with respect to which execution has been stayed or the payment of which is covered in full by insurance; (v) encumbrances or claims affecting any real property owned or leased by Guarantor or any Subsidiary which do not alone or in the aggregate materially adversely affect the use or value of such property (on a parcel by parcel basis); and (vi) with respect to Liens incurred by Borrower, Permitted Liens.

                           (d) DIVIDENDS. Guarantor shall not, directly or indirectly, make or declare any dividend in cash, securities (other than Guarantor's securities) or any other form of property on, or other payment or distribution on account of, any shares of any of Guarantor's or any Subsidiary's Equity Securities except that Guarantor may pay dividends on Guarantor's common stock:

                                    (i) In each fiscal year of Guarantor in an
                  amount not to exceed twenty-five percent (25%) of Guarantor's Net Income (after giving effect to any item of extraordinary losses) for the prior fiscal year, provided that at the time of declaration no Default or Event of Default has occurred and is continuing. In calculating the amount of dividends which Guarantor is permitted to pay in any fiscal year pursuant to this clause (i), (A) Net Income for the prior fiscal year shall be based on the financial statements for such fiscal year delivered to Agent and the Banks pursuant to Section 6(a)(ii) of the guaranty and (B) if the Net Income for the prior fiscal year as determined under clause (A) is negative, no dividends shall be permitted during the current fiscal year.

                                    (ii) If, immediately after giving effect
                  thereto, the aggregate amounts of all dividends pursuant to this Section 6(d) subsequent to

                  November 19, 1992, would not exceed the sum of $2 million, PLUS 50% of the net cash proceeds received by the Guarantor on account of any Equity Securities issued by Guarantor subsequent to December 31, 1992, PLUS 50% of Cumulative Consolidated Net Income or MINUS 100% of Cumulative Consolidated Net Loss, as the case may be, subsequent to December 31, 1992 (provided that such net income or net loss shall exclude the cumulative prior years' effect of any accounting changes required by generally accepted accounting principles that have a non-cash effect).

                                    (iii) For purposes of this Section 6(d), the
                  amount of any dividends payable in property shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of Guarantor.

                                    (iv) Notwithstanding the foregoing,
                  Guarantor shall not pay dividends which are payable more than 60 days after the date of declaration thereof.

                                    (v) In calculating the amount of dividends
                  permitted hereunder, Guarantor shall include any amounts paid to repurchase or redeem common stock of Guarantor as permitted under Section 6(f).

                           (e) INVESTMENTS. Guarantor shall not, nor shall it permit any Subsidiary to, make or permit to remain outstanding any advances or loans or extensions of credit to, purchase or own any stocks, bonds, notes, debentures or other securities of, make any contribution of capital to or otherwise invest in, any Person (including, without limitation, any Subsidiary), or acquire by purchase of stock or by purchase of assets all or any substantial division or portion of the assets and business of any Person, except (i) investments in, and deposits with, commercial banks organized under the laws of the United States or a state thereof having capital of at least One Hundred Million Dollars ($100,000,000); (ii) investments in short term marketable obligations of the United States or of any state thereof or of any agency or instrumentality of the United States or any state thereof; (iii) investments in open market commercial paper given a rating of at least "A1" or "P1" or higher by a national credit agency and maturing not more than one year from the creation thereof; (iv) current advances to suppliers in the ordinary course of Guarantor's or such Subsidiary's business; (v) endorsements of negotiable instruments in the ordinary course of business; (vi) partnership or joint venture interests permitted by Section 6(g) of the guaranty; (vii) deposits with commercial banks other than those described in CLAUSE (I) provided that no deposit exceeds at any time an amount equal to One Hundred Thousand Dollars ($100,000); PROVIDED, that, in each case described in CLAUSES (I) THROUGH (vii), such investment does not create or have the effect of creating or acquiring any Subsidiary; (viii) Investments in businesses directly related to the building supply industry, and if any such Investment is for all or substantially all of the business or assets of any Person, such acquisition shall have been approved by the board of directors of such Person and, if required, the shareholders of such Person and, if such Investment would exceed Fifteen Million Dollars ($15,000,000), including any Debt assumed or for which the assets acquired are subject to Liens, such acquisition shall have been approved by the Required Banks, and (z) Parent shall have given the Agent a written description of the Investment to be made with the loan proceeds prior to receiving such proceeds; and (ix) with respect to Investments made by Borrower and its subsidiaries, Investments permitted by the Credit Agreement.

                           (f) STOCK. Neither Guarantor nor any Subsidiary shall redeem, purchase, retire or otherwise acquire for value any shares of any class of capital stock of Guarantor or any Subsidiary or any warrant, right or option pertaining thereto or other security convertible into any of the foregoing except repurchases or redemptions of common stock of Guarantor provided that (A) the amount of all such repurchases or redemptions, together with all amounts paid in dividends in each fiscal year, shall not exceed the limitations on dividends set forth in Section 6(d), (B) the amount of any repurchase or redemption payable in property shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors of Guarantor, and (C) Guarantor shall not make any repurchase which is payable more than 60 days after the date of declaration thereof.

                           (g) PARTNERSHIPS. Neither Guarantor nor any
         Subsidiary shall be a general or limited partner in any partnership or a joint venturer in any joint venture, provided that Guarantor or a subsidiary may become such a partner or joint venturer so long as (i) the aggregate Investments in all such partnerships or ventures does not exceed $5,000,000 (excluding the Investment in Knipp Brothers Industries LLC ("KBI")); (ii) the liability (including any contingent liability, whether arising by contract, tort, operation of law or otherwise) of Guarantor or such subsidiary arising from entering into or participating in such partnerships or joint ventures is limited under all circumstances to not more than an aggregate of $5,000,000 and prior to entering into such partnership or joint venture arrangement (other than the Investment in KBI), Guarantor provides Agent and Banks an opinion of counsel satisfactory to Agent and Banks to the effect that Guarantor's liability is so limited; and (iii) the principal business of such partnership or joint venture is directly related to the building supply business.

         (c) A new Section 14 is added to the Guaranty to read as follows:

         14.      DEFINITIONS.

                  (a) "CONSOLIDATED NET INCOME (NET LOSS)" shall mean the amount of net income (loss) of the Guarantor and its consolidated Subsidiaries determined in accordance with GAAP, excluding (a) any net income (loss) of a Subsidiary for any period during which it was not a consolidated Subsidiary, or (b) any net income (loss) of any businesses, properties, or assets acquired or disposed of (by way of merger, consolidation, purchase, sale or otherwise) by Guarantor or any consolidated Subsidiary for any period prior to the acquisition thereof or subsequent to the disposition thereof.

                  (b) "CUMULATIVE CONSOLIDATED NET INCOME" shall mean the excess, if any, of:

                           (i) the sum of (A) Consolidated Net Income, if any,
                  for each

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

                  completed fiscal year of Guarantor commencing on or after December 31, 1992 and (B) Consolidated Net income, if any, for any completed month ending after the end of the most recently completed fiscal year of Guarantor; OVER

                           (ii) the sum of (a) Consolidated Net Loss, if any,
                  for each completed fiscal year of Guarantor commencing on or after December 31, 1992 and (B) Consolidated Net Loss, if any, for any completed month ending after the end of the most recently completed fiscal year of Guarantor.

                  (c) "CUMULATIVE CONSOLIDATED NET LOSS" shall mean the excess, if any, of:

                           (i) the sum of (A) Consolidated Net Loss, if any, for
                  each completed fiscal year of Guarantor commencing on or after December 31, 1992 and (B) Consolidated Net Loss, if any, for any completed month ending after the end of the most recently completed fiscal year of Guarantor; OVER

                           (ii) the sum of (A) Consolidated Net Income, if any,
                  for each completed fiscal year of Guarantor commencing on or after December 31, 1992 and (B) Consolidated Net Income, if any, for any completed month ending after the end of the most recently completed fiscal year of Guarantor.

                  (d) "DEBT" shall mean, WITH respect to Guarantor or any Subsidiary, the aggregate amount of, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, but excluding preferred stock, (iii) all obligations of such Person to pay the deferred purchase price of property or services,
         (iv) all capitalized lease obligations of such Person, (v) all obligations or liabilities secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all obligations or liabilities of others guaranteed by such Person;
         (vii) all obligations of Guarantor or any Subsidiary in respect of any letter of credit, bankers' acceptance or other similar credit facilities, to the extent not otherwise included in Debt or which consists of accounts payable in the ordinary course of business; and
         (viii) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Debt" shall include all Debt of Guarantor and its Subsidiaries.

                  (e) "NET INCOME" shall mean, for any period, the consolidated gross revenues of Guarantor and its Subsidiaries, less all expenses and other proper charges for such period, all as determined in accordance with GAAP; PROVIDED, HOWEVER, that in determining Net Income of Guarantor and its Subsidiaries, there shall not be included in gross revenues any of the following items: (i) any extraordinary items; (ii) if a corporation shall have become a Subsidiary, any earnings of such corporation prior to the date it shall have become a Subsidiary or any portion of the net income of a Subsidiary which for any reason is available for the payment of dividends to Guarantor or another Subsidiary; (iii) if Guarantor or a Subsidiary shall have acquired the assets and business of any Person or any substantial part of the assets and business of any Person, any earnings properly attributable to such assets and business or part thereof prior to the date of such acquisition; (iv) any earnings of, and dividends payable to, Guarantor or a Subsidiary in currencies which at the time are blocked against conversion into Dollars; (v) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (vi) any deferred credit or amortization thereof from the acquisition of any properties or assets of any Person; (vii) any gain during such period arising from (A) the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all securities) to the extent the aggregate gains from such transactions exceed losses during such period from such transactions, (B) any reappraisal, revaluation or write-up of assets subsequent to Guarantor's fiscal year ended December 31, 1994,
         (C) the acquisition of any securities of Guarantor or any Subsidiary or
         (D) the termination or any Plan; and (viii) the proceeds of any life insurance policy, provided that there shall not be excluded from Net Income by reason of this CLAUSE (viii) (A) net gains resulting from the sale of capital assets (other than any Facility referred to below) to the extent that such gains are treated in accordance with GAAP and the Guarantor's usual practice prior to the date hereof as ordinary income, or (B) net gains resulting from the sale of building materials outlets, door shops or other operating sites or other real estate of the Guarantor or any Subsidiaries (collectively, "FACILITIES") to the extent that the amount of such gains resulting from the sale of any one Facility shall not exceed $1,000,000 and the aggregate amount of such gains from all sales of Facilities in any period of twelve months shall not exceed $2,000,000.

                  (f) "SUBSIDIARY" shall mean any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by Guarantor and/or one or more Subsidiaries.

         3. GUARANTOR CONSENT. Guarantor hereby consents to the Credit Agreement Amendment. Guarantor expressly agrees that the term "Indebtedness" as used in the Guaranty shall include the additional obligations owing by Guarantor to Agent or the Banks under the Credit Agreement as amended by the Credit Agreement Amendment and the rights, duties, and obligations of Guarantor, the Banks or Agent under the Guaranty remain in full force and effect notwithstanding the amendments contained in Credit Agreement. Guarantor's consent to the Credit Agreement Amendment shall not be construed (i) to have been required by the terms of the Guaranty or any other document, instrument or agreement relating thereto or (ii) to require the consent of Guarantor in connection with any future amendment of the Credit Agreement or any other Credit Document.

         4. CONSENT TO Distribution. Subject to the satisfaction of the conditions set forth in PARAGRAPH 5 of the Credit Agreement Amendment, the Banks hereby consent to (i) Guarantor's acquisition, directly or indirectly, of forty-nine percent (49%) of KBI and the loan (the "Knipp Loan") by Guarantor to KBI in an amount not to exceed $5,000,000 notwithstanding Section 6(e) and
Section 6(g) of the Guaranty; PROVIDED, that (y) the total amount of such Investment and Knipp Loan does not exceed Thirty-Three Million Dollars ($33,000,000), (z) the Knipp Loan is evidenced by an unsubordinated note of KBI bearing interest at market rates and payable in full on or before October 31, 1999.

         5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Agent and the Banks that after giving effect to the consent set forth in Section 4 above, the following are true and correct:

                  (a) The representations and warranties of Guarantor set forth in Section 5 of the Guaranty are true and correct as of the date hereof;

                  (b) The Guaranty remains in full force and effect in accordance with its terms.

         6. EFFECT OF THIS AMENDMENT. On and after the Effective date, as defined on the Credit Agreement Amendment each reference in the Guaranty and the other Credit Documents shall mean the Guaranty as amended by the Amendment. The Guaranty shall remain in full force and effect and is hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Banks or Agent, nor constitute a waiver of any provision of the Guaranty or any other Credit Document.

         7. MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) HEADINGS. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         IN WITNESS WHEREOF, Guarantor, Agent and the Banks have caused this Amendment to be executed as of the day and year first above written.


GUARANTOR:                BMC WEST CORPORATION

                          By:     /s/ ELLIS C. GOEBEL
                             --------------------------------------------
                              Name:   ELLIS C. GOEBEL
                              Title:  Senior VP - Finance & Treasurer


AGENT:                    WELLS FARGO BANK,
                          NATIONAL ASSOCIATION, as Agent


                          By:    /s/ ALFRED ARTIS AND DONALD A. HARTMAN
                             --------------------------------------------
                              Name:  DONALD A. HARTMANN
                              Title: Senior Vice President
                              Name:  ALFRED ARTIS
                              Title: Vice President


BANKS:                    WELLS FARGO BANK,
                          NATIONAL ASSOCIATION

                          By:    /s/ ALFRED ARTIS AND DONALD A. HARTMAN
                             --------------------------------------------
                              Name:  DONALD A. HARTMANN
                              Title: Senior Vice President
                              Name:  ALFRED ARTIS
                              Title: Vice President


                          KEYBANK NATIONAL ASSOCIATION

                          By:    /s/ KEVIN P. MCBRIDE
                             --------------------------------------------
                              Name:  KEVIN P. MCBRIDE
                              Title: Vice President


                          U.S. BANK NATIONAL ASSOCIATION


                          By:    /s/ JAMES W. HENKEN
                             --------------------------------------------
                              Name:  JAMES W. HENKEN
                              Title: Vice President